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                                                              Exhibit 10.3.15.a


                                                                  EXECUTION COPY

                            WAIVER AND AMENDMENT TO
                         CREDIT AND SECURITY AGREEMENT


         THIS WAIVER AND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this "Amendment") is made and entered into as of this 14th day of November, 2000, by and between D.I.Y. HOME WAREHOUSE, INC., (the "Borrower"), and NATIONAL CITY COMMERCIAL FINANCE, INC. (the "Lender").

                                  WITNESSETH:

         WHEREAS, the Borrower, the Lenders which are signatories thereto, National City Commercial Finance, Inc., as Agent and National City Bank as Letter of Credit Bank, executed and delivered a Credit and Security Agreement dated as of October 27, 1998 (the "Credit Agreement"); and

         WHEREAS, the Borrower has requested the Lender to waive certain of the covenants contained in the Credit Agreement and to amend the Credit Agreement as hereafter set forth, and the Lender is willing to do so on the terms and conditions hereafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:

         1. Definitions. Capitalized terms used in this Amendment that are defined in the Credit Agreement shall have the respective meanings given to them in the Credit Agreement.

         2.  Amendments. The following amendments shall be made to the Credit
Agreement:

             (a) Section 2.9(g) of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

                     (g) INVENTORY APPRAISAL. The Borrower agrees to pay for the services and out-of-pocket expenses associated with any Inventory appraisal, provided, that, so long as no Potential Default or Event of Default has occurred and is continuing and which has not been waived in writing by the Required Lenders, the Borrower does not have to pay for more than four (4) Inventory appraisals per year. Each such Inventory appraisal shall be performed by Gordon Brothers, Hilco, Great American or any other appraiser reasonably acceptable to the Agent.

             (b) Section 8.3(d) of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

                     (d) LIENS; LEASES. The Borrower shall not, and shall not
             permit any of its Subsidiaries to, (i) acquire or hold any property subject to any Lien, (ii) sell or otherwise transfer any Accounts, whether with or without recourse, (iii) provide any other Person with a commitment not to place a Lien on any real property of the Borrower, or its Subsidiaries, or (iv) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by a Lien;

WAIVER AND AMENDMENT
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                                                                  EXECUTION COPY

                  provided, that this Section 8.3(d) shall not prohibit: (A) any lien for a tax, assessment or government charge or levy for taxes, assessments or charges not yet due and payable or not yet required to be paid pursuant to Section 8.2(i), (B) any deposit or pledges securing only workers' compensation, unemployment insurance or similar obligations (other than Liens arising under ERISA) in the ordinary course of business,
                  (C) any mechanic's, carrier's, landlord's or similar common law or statutory lien incurred in the ordinary course of business for amounts that are not yet due and payable or which are being diligently contested in good faith, so long as the Agent has been notified thereof and adequate reserves are maintained for their payment, (D) zoning or deed restrictions, public utility easements, rights of way, minor title irregularities and similar matters relating to real property of the Borrower, or its Subsidiaries, in all such cases having no material adverse effect as a practical matter on the ownership or use of any of the real property in question, as such property is used in the ordinary course of business of the Borrower or the Borrower's Subsidiaries, (E) any Lien which (1) arises in connection with judgments or attachments the occurrence of which does not constitute an Event of Default under Section 9.13, (2) the execution or other enforcement of which is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and (3) is junior in priority to the Liens of the Agent, (F) deposits or cash pledges securing performance of contracts, bids, tenders, leases (other than Capitalized Leases), statutory obligations, surety and appeal bonds (other than contracts for the payment of Indebtedness for borrowed money) arising in the ordinary course of business, (G) any Lien in favor of the Agent created under the Loan Documents or any existing Lien fully disclosed in the Supplemental Schedule, (H) any operating lease entered into by the Borrower or a Subsidiary of the Borrower as lessee; provided, that the scheduled rental payments in respect to all such leases of the Borrower (when taken together with all such leases of the Borrower and the Borrower's Subsidiaries) shall not at any time exceed Five Million Dollars ($5,000,000) in the aggregate during any Fiscal Year of Borrower, (I) any transfer of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business, (J) any Lien (including any Lien in respect of a Capitalized Lease of personal property) which is created in connection with the purchase of personal property; provided, that: (x) the Lien is confined to the property in question,
                  (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, and (z) the aggregate outstanding Indebtedness secured by such Liens does not at any time exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, (K) security deposits to secure the performance of operating leases and deposits received from customers, in each case in the ordinary course of business, or (L) Liens securing the replacement, extension or renewal of any Indebtedness permitted to be refinanced by Section 8.3(c) so long as such Lien is upon the same property previously subject thereto.

                  (c) Section 8.4 of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

WAIVER AND AMENDMENT                    2
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                                                                  EXECUTION COPY


         8.4      FINANCIAL COVENANTS.

                  (a) MINIMUM EBITDA. The Borrower shall not permit its monthly EBITDA as measured at the end of each of the following months to be less than: (i) ($575,000) for November, 2000, (ii) ($725,000) for December, 2000,
                           (iii) ($650,000) for January, 2001, and (iv)
                           ($700,000) for February, 2001.

                  (d) EXHIBIT D-2 to the Credit Agreement shall be amended by deleting it in its entirety and replacing it with Exhibit D-2 attached to this Amendment.

                  (e) The definition of "AVAILABILITY" contained in Annex II of the Credit Agreement shall be amended by deleting it in its entirety and replacing it with the following:

                           "AVAILABILITY" means, (a) at any time on or prior to
                  March 31, 2001, an amount equal to the difference of: (i) the lesser of (A) the Total Revolving Credit Commitment or (B) the then Borrowing Base and (ii) the then aggregate amount of Outstandings; and (b) at any time after March 31, 2001, an amount equal to the difference of: (i) the lesser of (A) the Total Revolving Credit Commitment or (B) twenty percent (20%) of the then Borrowing Base and (ii) the then aggregate amount of Outstandings.

                  (f) Subsection (a) of the definition of "BORROWING BASE" contained in Annex II of the Credit Agreement shall be amended by deleting the amount "Sixty percent (60%)" contained therein and replacing it with the amount "Fifty percent (50%)," but leaving it the same in all other respects.

         3. Waiver. The Borrower hereby acknowledges that it is in default under Section 8.4 of the Credit Agreement and that such default constitutes an Event of Default under the Credit Agreement. Subject to the satisfaction of the conditions to effectiveness of this Amendment set forth in Section 5 below, the Lender hereby waives the Borrower's compliance with the financial covenant requirements contained in Section 8.4 of the Credit Agreement for the reporting period ending September 30, 2000 and further waives the Event of Default that resulted from the Borrower's failure to comply with such financial covenants.

         4. Representations and Warranties. The Borrower represents and warrants to the Lender as follows:

                  (a) Incorporation of Representations and Warranties. Except as listed on EXHIBIT 4(a) hereto, each and every representation and warranty made by the Borrower in Articles 6 and 7 of the Credit Agreement is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof (other than representations and warranties which expressly speak only as of a different date);

WAIVER AND AMENDMENT                   3
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                                                                  EXECUTION COPY

                  (b) Requisite Authority. The Borrower has all requisite power and authority to execute and deliver and to perform its obligations in respect of this Amendment and each and every other agreement, certificate or document required by this Amendment;

                  (c) Due Authorization: Validity. The Borrower has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment and every other instrument, document and certificate relating hereto. This Amendment has been duly executed and delivered by the Borrower and when executed and delivered by the Lender will be a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms;

                  (d) No Consent. No consent, approval or authorization of, or registration with any governmental authority or other Person is required in connection with the execution, delivery and performance of this Amendment and the transactions contemplated hereby;

                  (e) Performance. The Borrower has performed and complied with all of the agreements and conditions contained in the Credit Agreement and this Amendment required to be performed or complied with by it as of the date hereof;

                  (f) No Defaults. There will exist no Potential Default or Event of Default under the Credit Agreement as amended by this Amendment that has not been waived by the Lender; and

                  (g) Security Interests. The Borrower confirms that the Borrower's obligations under the Credit Agreement, as amended by this Amendment, continue to be secured by the security interest granted by the Borrower in favor of the Agent for the benefit of the Lenders and that such security interest continues to be perfected and to have the priority required under the Credit Agreement.

         5. Conditions to Effectiveness of this Amendment. The obligation of the Lender to enter into this Amendment shall be subject to the Borrower's satisfaction of the following conditions:

         (a) On or before the date of this Amendment:

                  (i) The Lender shall have received a counterpart of this Amendment duly executed by the Borrower;

                  (ii) The Lender shall have received a Certificate of Good Standing from the State of Ohio and Articles of Incorporation of the Borrower, each dated as of a date not more than 30 days prior to the date of this Amendment, certified by the Ohio Secretary of State; and

                  (iii) The Lender shall have received such other certificates, opinions, agreements and documents as it shall reasonably request.

WAIVER AND AMENDMENT                    4
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                                                                  EXECUTION COPY

         (b) On or before November 21, 2000:

                  (i) The Lender shall have received the favorable opinion of counsel for the Borrower in a form substantially similar to EXHIBIT 1 attached hereto;

                  (ii) The Lender shall have received a copy of the resolutions authorizing the execution, delivery and performance of this Amendment certified by the Secretary of the Borrower and in form and substance satisfactory to the Lender;

                  (iii) The Lender shall have received an incumbency certificate certifying the names of the Borrower's officers and their signatures, certified by the Secretary of the Borrower;

                  (iv) The Lender shall have received a copy of the Borrower's by-laws certified by the Borrower's Secretary; and

                  (v) The Lender shall have received such other certificates, opinions, agreements and documents as it shall reasonably request.

         6. No Waiver. The execution and delivery of this Amendment by the Lender shall not constitute a waiver or release of any obligation or liability of the Borrower under the Credit Agreement as in effect prior to the effectiveness of this Amendment or as amended hereby other than as expressly waived herein or a waiver or release of any Event of Default or Possible Default existing at any time, other than expressly waived herein.

         7. Expenses. The Borrower shall reimburse the Lender for all costs and expenses incurred by it in the preparation, negotiation and execution of this Amendment including, without limitation, the legal fees and out-of-pocket expenses of Thompson Hine & Flory LLP.

         8. Effect on Other Provisions. Except as expressly amended by this Amendment, all provisions of the Credit Agreement continue unchanged and in full force and effect and are hereby confirmed and ratified. All provisions of the Credit Agreement shall be applicable to this Amendment.

         9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same document.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]


WAIVER AND AMENDMENT                    5
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         IN WITNESS WHEREOF, the parties hereto, each by an officer thereunto duly authorized, have caused this Waiver and Amendment to Credit and Security Agreement to be executed and delivered as of the date first above written.


                                    D.I.Y. HOME WAREHOUSE, INC.


                                    By: /s/ Clifford L. Reynolds
                                       ------------------------------------
                                       Name: Clifford L. Reynolds
                                       Its: President & CEO


                                    NATIONAL CITY COMMERCIAL FINANCE, INC.,
                                    as Agent and Lender



                                    By:
                                       ------------------------------------
                                       Name:
                                       Its:


    Signature page to Waiver and Amendment to Credit and Security Agreement
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                                                                  EXECUTION COPY

         IN WITNESS WHEREOF, the parties hereto, each by an officer thereunto duly authorized, have caused this Waiver and Amendment to Credit and Security Agreement to be executed and delivered as of the date first above written.


                                    D.I.Y. HOME WAREHOUSE, INC.


                                    By:
                                       ------------------------------------
                                       Name: Clifford L. Reynolds
                                       Its: President & CEO


                                    NATIONAL CITY COMMERCIAL FINANCE, INC.,
                                    as Agent and Lender



                                    By: /s/ Gregory A. Godec
                                       ------------------------------------
                                       Name: Gregory A. Godec
                                       Its: Senior Vice President


    Signature page to Waiver and Amendment to Credit and Security Agreement

                                                                  EXECUTION COPY


                                   EXHIBIT 1





                               November 14, 2000

National City Commercial Finance, Inc.,
for itself and as Agent for the Lenders
from time to time parties to the Credit
Agreement (defined below)
1965 East Sixth Street, Suite 400
Cleveland, OH 44114


         Re:      D.I.Y. Home Warehouse, Inc.

Ladies and Gentlemen:

         We are the attorneys for D.I.Y. Home Warehouse, Inc., an Ohio corporation ("Borrower").

         In such capacity we have represented Borrower in connection with the execution and delivery of that certain Credit and Security Agreement among Borrower, the Lenders which are signatories thereto, National City Commercial Finance, Inc., as Agent ("NCCF") and National City Bank, as Letter of Credit Bank, dated as of October 27, 1998 (the "Credit Agreement") and that certain Waiver and Amendment of Credit and Security Agreement by and between Borrower and NCCF, dated as of the date hereof (the "Amendment").

         In so acting, we have examined execution copies (or copies certified or otherwise identified to our satisfaction) of the Credit Agreement, the Amendment and the documents delivered by Borrower in connection with the Credit Agreement and the Amendment. The Amendment and the documents delivered by Borrower in connection with the Amendment are collectively referred to herein as the "Loan Documents". In addition, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. To the extent that any opinion given herein relates to or is dependent upon factual information, or is expressed in terms of our knowledge or awareness, we have relied exclusively upon the actual conscious knowledge of the attorneys of this firm actively involved in the review and negotiation of the Loan Documents and the preparation of this opinion.

         This opinion is governed by, and shall be interpreted in accordance with, Part II of the Report of the AD Hoc Committee of the Business Law Section of the State Bar of Michigan on Standardized Legal Opinions in Business Transactions dated August 1, 1991, incorporated herein by reference. Without limiting the generality of the foregoing, the meaning of the terms and phrases used in this opinion (other than those defined in the Loan Documents) is governed by and is subject to such Part II.

                                                                  EXECUTION COPY

National City Commercial Finance, Inc.
National City Bank
November 14, 2000
Page 2


         In rendering the opinions set forth below, we have made such investigation of the statutes and published regulations of the State of Ohio (including without limitation Chapter 1701, Ohio Revised Code), and such reported cases thereunder, as we deemed necessary in order to permit us to issue the opinions set forth below relating to matters of Ohio law.

         Based on the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that as of the date hereof:

         l. Borrower is a corporation validly existing and in good standing under the laws of the State of Ohio. Borrower is in good standing as a foreign corporation qualified to do business in each state wherein, to our knowledge, the nature of Borrower's activities or ownership of property make such qualification necessary and where the failure to be so qualified would have a material, adverse effect on the conduct of Borrower's business. Borrower has all requisite corporate power and authority to execute, deliver and perform its obligations under the Loan Documents, and to own its properties and to carry on the business in which it is now engaged.

         2. The execution and delivery by Borrower of the Loan Documents, and the performance thereof and of the transactions contemplated thereby, have been duly authorized by all necessary corporate action of Borrower. The Loan Documents have been duly executed and delivered by Borrower.

         3. The execution, delivery and performance by Borrower of the Loan Documents does not and will not violate any contract or agreement known to us or any obligation to any third party known to us and will not require any approval or consent of any holder of any indebtedness or other obligation of Borrower known to us which has not been obtained.

         4. To our knowledge, there are no pending or threatened investigations, suits or proceedings against or affecting Borrower or any of its properties in any court or before any governmental authority or arbitration board or tribunal that, if adversely determined, individually or in the aggregate, would reasonably be expected to adversely and materially affect the properties or financial condition of the Borrower or the consummation of the transactions contemplated by the Loan Documents.

         5. Borrower's execution and delivery of the Loan Documents and its performance and compliance with the terms thereof do not violate the Articles of Incorporation or the Code of Regulations of Borrower.

                                                                  EXECUTION COPY

National City Commercial Finance, Inc.
National City Bank
November 14, 2000
Page 2



         This opinion is for the benefit of NCCF only and may not be relied upon by any other party without the express written consent of the undersigned.


                                    Very truly yours,

                                                                  EXECUTION COPY

                                  EXHIBIT D-2

                             COMPLIANCE CERTIFICATE

To:      National City Commercial Finance, Inc., as Agent

THE UNDERSIGNED HEREBY CERTIFIES THAT:

         (1) I am a duly appointed officer of D.I.Y. Home Warehouse, Inc:, (the "Borrowers' Agent");

         (2) I have reviewed the terms of the Credit and Security Agreement dated as of October 27, 1998 among the Borrower, the Lenders which are signatories thereto, National City Commercial Finance, Inc., as Agent and National City Bank as Letter of Credit Bank, as it may be amended from time to time, (the "Credit Agreement") and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of each Borrower during the accounting period covered by the Attachment hereto;

         (3) The examination described in paragraph (2) did not disclose, and I have no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event which constitutes a Default or an Event of Default (as such terms are defined in the Credit Agreement) during or at the end of the accounting period covered by the Attachment hereto or as of the date of this Certificate, except as described below (or on a separate attachment to this Certificate). The following exceptions set forth, in detail, the nature of the condition or event, the period during which it has existed and the action which each Borrower has taken, are taking or propose to take with respect to each such condition or event:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         The foregoing certification, together with the computations in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ____________, ____, pursuant to Section 8.1(c) of the Credit Agreement.

                                    D.I.Y. Home Warehouse, Inc.
                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------



COMPLIANCE CERTIFICATE
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                                                                  EXECUTION COPY


                      ATTACHMENT TO COMPLIANCE CERTIFICATE
               AS OF ____________________ , ______ WHICH PERTAINS
                  TO THE MONTH OF __________________ , ________


         Terms defined in the Credit Agreement, as amended, are used herein as defined therein and Section references herein refer to Sections of the Credit Agreement.

Minimum EBITDA

A.       Current monthly EBITDA                               $
                                                               --------
B.       Minimum EBITDA permitted by Section 8.4(a)
         (i)      For November, 2000                          ($575,000)
         (ii)     For December, 2000                          ($725,000)
         (iii)    For January, 2001                           ($650,000)
         (iv)     For February, 2001                          ($700,000)



COMPLIANCE CERTIFICATE

                                   Exhibit 4A
                                       to
             Waiver and Amendment to Credit and Security Agreement
                                    between
                     D:I.Y: Home Warehouse, Inc. (Borrower)
                                      and
         National City Commercial Finance, Inc:, as Agent for Lenders,
                                 Secured Party



1. The locations of the Borrower, its Subsidiaries and of the Collateral set forth in the Supplemental Schedule referenced by Section 6.6 of the Credit and Security Agreement dated October 27, 1998, shall be amended to include only the following locations:


                  ASHTABULA
                  3201 N. Ridge St., East
                  Ashtabula, Ohio 44130

                  CUYAHOGA COUNTY
                  12800 Brookpark Rd.
                  Cleveland, Ohio 44130

                  20600 Sheldon Rd.
                  Brook Park, Ohio 44142

                  Cleveland Express Trucking Co., Inc.
                  3091 Rockefeller Ave.
                  Cleveland, Ohio 44115

                  LAKE COUNTY
                  34200 Vine St.
                  Eastlake, Ohio 44095

                  9600 Mentor Ave.
                  Mentor, Ohio 44060

                  LORAIN COUNTY
                  530 Abbe Rd.
                  Elyria, Ohio 44035

                  MEDINA
                  3800 Stonegate Dr.
                  Medina, Ohio 44256

                  SUMMIT COUNTY
                  2234 S. Arlington Dr.
                  Akron, Ohio 44319

                  TRUMBULL COUNTY
                  3418 Elm Street
                  Warren, Ohio 44483

2. Section 6.7 of the Credit and Security Agreement dated October 27, 1998, shall be amended by replacing the Agent's consent regarding the Borrower's storing of inventory at Dedicated Transport, Inc. and Reserve Lumber with the Agent's consent regarding the Borrower's storing of inventory at Cleveland Express Trucking Co., Inc.